                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant      /X/
Filed by a Party other than the Registrant    / /

Check the appropriate box:

 / /    Preliminary Proxy Statement     / /  Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e) (2))

/X/    Definitive Proxy Statement
/ /    Definitive Additional Materials

/ /    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Healthworld Corporation

-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/     No fee required.

   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies: N/A

-------------------------------------------------------------------------------
      (2)  Aggregate number of securities to which transaction applies: N/A

-------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

-------------------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of transaction: N/A

-------------------------------------------------------------------------------
      (5)  Total fee paid: $0

-------------------------------------------------------------------------------
   / /     Fee paid previously with preliminary materials: N/A

-------------------------------------------------------------------------------
   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

-------------------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement no.:

-------------------------------------------------------------------------------
      (3) Filing party:

-------------------------------------------------------------------------------
      (4) Date filed:

                             HEALTHWORLD CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 9, 1999

TO THE STOCKHOLDERS OF
HEALTHWORLD CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Healthworld Corporation, a Delaware corporation (the "Company"), will be held at 100 Avenue of the Americas, New York, New York 10013, on Wednesday, June 9, 1999 at 10:30 AM, Local Time, to consider and act upon the following:

         1. To elect seven directors of the Company to serve as the Board of Directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

         2. To consider and vote upon proposed amendments to the Company's 1997 Stock Option Plan, as amended (the "1997 Plan"):

                   (a) to increase the number of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), available under the 1997 Plan by an aggregate of 500,000 shares; and

                   (b) to increase the amount of stock options to be granted automatically to each non-employee director annually from options to purchase 10,000 shares of Common Stock to options to purchase 20,000 shares of Common Stock, and to provide for certain other changes with respect to such annual grant to each non-employee director of the Company;

         3. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the 1999 fiscal year; and

         4. To consider and act upon such other matters as may properly come before the Meeting or any adjournments thereof.

         Only stockholders of record of the Company's Common Stock at the close of business on April 16, 1999 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof. A list of the stockholders of the Company as of the close of business on April 16, 1999 will be available for inspection during business hours for ten days prior to the Meeting at the Company's principal executive offices located at 100 Avenue of the Americas, New York, New York 10013. A Proxy and a Proxy Statement for the Meeting are enclosed herewith.

         All stockholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

                                      By Order of the Board of Directors

                                      STUART DIAMOND
                                      Secretary

Dated: April 23, 1999

                                       IMPORTANT

     THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                             HEALTHWORLD CORPORATION
                           100 Avenue of the Americas
                            New York, New York 10013

                                 PROXY STATEMENT
                         Annual Meeting of Stockholders
                                  June 9, 1999

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Healthworld Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Company which will be held at 100 Avenue of the Americas, New York, New York 10013, on Wednesday, June 9, 1999 at 10:30 AM, Local Time, and any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

         The principal executive offices of the Company are located at 100 Avenue of the Americas, New York, New York 10013. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is April 23, 1999.

         A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) FOR the election as directors of persons who have been nominated by the Board, (ii) FOR the approval and adoption of proposed amendments to the Company's 1997 Stock Option Plan, as amended (the "1997 Plan"), (a) to increase the number of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), available under the 1997 Plan by an aggregate of 500,000 shares, and (b) to increase the amount of stock options to be granted automatically to each non-employee director annually from options to purchase 10,000 shares of Common Stock to options to purchase 20,000 shares of Common Stock, and to provide for certain other changes with respect to such annual grant to each non-employee director of the Company, (iii) FOR the ratification of the selection of Arthur Andersen LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the 1999 fiscal year, and (iv) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

         On November 12, 1997, Healthworld Corporation acquired (the "Consolidation"), in exchange for shares of its Common Stock, all of the issued and outstanding common stock of each of (i) Girgenti, Hughes, Butler & McDowell, Inc. and its affiliated entities ("GHB&M") and (ii) Milton Marketing Group Limited and its subsidiaries ("Milton"). Unless otherwise indicated, all references herein to the "Company" give effect to the Consolidation and include GHB&M, Milton and Healthworld Corporation's other subsidiaries, and all references to "Healthworld" refer to Healthworld Corporation prior to the consummation of the Consolidation. Healthworld was incorporated in Delaware on September 12, 1996 and conducted no operations prior to the consummation of the Consolidation on November 12, 1997.

                                VOTING SECURITIES

         Stockholders of record as of the close of business on April 16, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were outstanding 7,430,195 shares of the Company's Common Stock. There was no other class of voting securities outstanding at the Record Date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person, or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         At the Meeting, seven directors are to be elected to serve until the next annual meeting of stockholders and until their successors shall be duly elected and shall qualify. Unless otherwise specified, all proxies received will be voted in favor of the election of the seven nominees of the Board named below as directors of the Company. All of the seven nominees are presently directors of the Company. The term of the current directors expires at the Meeting. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board.

         Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required to elect each of the nominees as a director. Abstentions and broker non-votes are not counted as votes cast.

         The following table sets forth the names of the nominees, their ages, and their current positions with the Company:



         Name                                     Age           Title
         ----                                     ---           -----

         Steven Girgenti                         53             Chairman of the Board and Chief Executive Officer

         William Leslie Milton                   55             Vice Chairman of the Board and President

         Francis Hughes                          60             Chief Creative Officer of Girgenti, Hughes,
                                                                     Butler & McDowell, Inc. and Director

         Peter Knight                            48             Director

         Colin Lloyd                             57             Director

         Jonah Shacknai                          42             Director

         Alex Spizz                              50             Director



         Mr. Girgenti has served as Chairman of the Board and Chief Executive Officer of the Company since August 1997. Mr. Girgenti co-founded Girgenti, Hughes, Butler & McDowell, Inc. ("GH"), a wholly-owned subsidiary of the Company, in April 1986 and has served as its President and Chief Executive Officer since then. Beginning in 1969, Mr. Girgenti worked in the pharmaceutical industry for advertising companies specializing in medical communications, including William Douglas McAdams. Prior to that, Mr. Girgenti held a variety of positions with pharmaceutical companies, including Director of Marketing Research and Product Manager for DuPont Pharmaceuticals and Manager of Commercial Development for Bristol-Myers Squibb Company.

         Mr. Milton has served as Vice Chairman of the Board and President of the Company since August 1997. Mr. Milton founded Milton Marketing Limited, a wholly-owned subsidiary of the Company, in August 1978 and has served as its Chairman of the Board and Chief Executive Officer since such time. Prior to such time, Mr. Milton held a variety of positions with Warner Lambert Consumer Healthcare, Beecham Laboratories (South Africa), Gillette Industries UK Limited, and Parke Davis Pty (South Africa) where he developed an expertise in marketing management with respect to medical and consumer healthcare products.

     Mr. Hughes has been a director of the Company since August 1997. Mr. Hughes co-founded GH in April 1986 and has served as its Secretary and Chief Creative Officer since then. In 1980, Mr. Hughes co-founded William J. Bologna International, Inc., a healthcare communications company. Prior to that time, Mr. Hughes worked in the medical divisions of various advertising companies, including J. Walter Thompson Co., Compton and William Douglas McAdams.

    Mr. Knight has been a director of the Company since November 1997. Mr. Knight has been a partner of the law firm of Wunder, Knight, Levine, Thelen & Forsey since 1991. In 1996, Mr. Knight took a leave of absence from the firm to serve as Campaign Manager for the 1996 Clinton/Gore campaign. Mr. Knight was General Counsel and Secretary of Medicis Pharmaceutical Corp. from 1989 to 1991, and is currently a director of Comsat Corp., an international telecommunications and network service company, Medicis Pharmaceutical Corp., a publicly traded pharmaceutical company, Whitman Education Group Inc., a private for-profit education company, and Shroeder Trust, a mutual fund company.

         Mr. Lloyd has been a director of the Company since November 1997. Mr. Lloyd has been the Chief Executive Officer of Direct Marketing Association (U.K.) Ltd., a direct marketing trade association, since September 1993. Mr. Lloyd served as a consultant to and a director of various companies from 1992 to 1993, and was President of Marketing Services Worldwide of Roux, Seguile, Cyzak & Goudard, SA ("RSCG"), an international advertising group, from February 1990 to August 1991. In 1969, Mr. Lloyd co-founded KLP Group plc ("KLP"), a sales promotion and marketing services company in the United Kingdom quoted on the London Stock Exchange in which he served as the Chief Executive Officer until August 1991. KLP was acquired in 1990 by RSCG.

     Mr. Shacknai has been a director of the Company since November 1997. Mr. Shacknai has been Chairman of the Board and Chief Executive Officer of Medicis Pharmaceutical Corp. since 1988. From 1982 to 1988, Mr. Shacknai was a senior partner in the law firm of Royer, Shacknai and Mehle, where he represented over 34 multinational pharmaceutical and medical device companies. From 1983 to 1986, Mr. Shacknai was also an executive of Key Pharmaceuticals, Inc. prior to its acquisition by Schering Plough Corp. From 1977 to 1982, Mr. Shacknai served as Chief Aide to a United States House of Representatives committee with responsibility for health policy. Mr. Shacknai served as a member of the National Arthritis and Musculoskeletal and Skin Diseases Advisory Council of the National Institute of Health, and serves as a member of the U.S.-Israel Science and Technology Commission.

         Mr. Spizz has been a director of the Company since November 1997. For more than the past five years, Mr. Spizz has been a senior member of the law firm of Todtman, Nachamie, Spizz & Johns, P.C., counsel to the Company, certain of its subsidiaries and Healthworld B.V. in connection with various matters.

         For the year ended December 31, 1998, there were three meetings of the Board of the Company. All directors attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which he served, except for Messrs. Knight and Hughes. The Board designated from among its members an Audit Committee, which during 1998 consisted of Messrs. Lloyd, Shacknai and Spizz. Currently, Messrs. Lloyd, Shacknai and Knight serve as members of the Audit Committee, which is responsible for recommending annually to the Board the independent auditors to be retained by the Company and which meets with management and the Company's independent auditors to determine the adequacy of the Company's financial and accounting practices and controls. The Audit Committee held two meetings during the 1998 fiscal year. The Company has a Compensation Committee of the Board, which reviews and recommends to the Board the compensation and benefits of all executive officers of the Company (other than Mr. Garnham), reviews general policy matters relating to the compensation and benefits of employees of the Company and administers the Company's 1997 Plan and the issuance of stock options to the Company's officers, employees, directors and consultants. The Compensation Committee consisted of Messrs. Knight, Lloyd and Shacknai. The Compensation Committee held two meetings and adopted resolutions by unanimous written consent on two occasions during the 1998 fiscal year. The Company does not have a standing nominating committee. There are no family relationships between any of the directors or executive officers of the Company.

Executive Officers

         Set forth below is certain information regarding the executive officers of the Company:


         Name                           Age      Current Position
         ----                           ---      ----------------
         Steven Girgenti                 53      Chairman of the Board and Chief Executive Officer

         William Leslie Milton           55      Vice Chairman of the Board and President

         Stuart Diamond                  38      Executive Vice President, Chief Financial Officer,
                                                   Secretary and Treasurer

         William Butler                  53      Executive Vice President--Global Communications Services of
                                                   GH

         Herbert Ehrenthal               62      Executive Vice president--U.S. Communications Services of GH

         Francis Hughes                  60      Chief Creative Officer of GH and Director

         Michael Garnham                 43      Managing Director--U.K. Contract Sales Services



         Officers serve at the discretion of the Board. See "Executive Compensation -- Employment Agreements" for a description the Company's employment agreements with its executive officers.

     Information regarding Mr. Girgenti is included herein in the section entitled "PROPOSAL 1 -- ELECTION OF DIRECTORS."

     Information regarding Mr. Milton is included herein in the section entitled "PROPOSAL 1 -- ELECTION OF DIRECTORS."

     Mr. Diamond has served as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since August 1997. Mr. Diamond was the Vice President-Controller of the Licensing Division of Calvin Klein Inc., an apparel company, from April 1996 to August 1997. He was the Vice President and Chief Financial Officer of Fenway Partners Inc., a leveraged buyout firm, from April 1995 to April 1996. Mr. Diamond was the Senior Vice President and Chief Financial Officer of Medicis Pharmaceutical Corp. from 1990 to April 1995.

     Mr. Butler became Executive Vice President of GH's Global Communications Services in November 1997. Mr. Butler co-founded GH in April 1986 and has served as its Executive Vice President since such time. Mr. Butler has worked for various medical communications firms, including Sudler & Hennessey and William Douglas McAdams. Prior to that time, Mr. Butler worked in a number of marketing positions at Pfizer Inc. and Continental Group.

     Mr. Ehrenthal became Executive Vice President of GH's U.S. Communications Services in November 1997. Mr. Ehrenthal has been President and Chief Operating Officer of Rubin Ehrenthal & Associates, a division of GH, since 1991 when Rubin, Reid, Noto & Ehrenthal, Inc. ("Rubin Ehrenthal") (of which he was a founding member) merged with GH. Prior to his employment with Rubin Ehrenthal, Mr. Ehrenthal held a variety of senior management positions with various advertising agencies, including BBDO Worldwide Inc. and Ted Bates.

     Information regarding Mr. Hughes is included herein in the section entitled "PROPOSAL 1 -- ELECTION OF DIRECTORS."

     Mr. Garnham has been the Managing Director of U.K. Contract Sales Services since December 1994. Mr. Garnham served as a consultant to Milton Marketing Limited from August 1993 to December 1994 in connection with its field marketing activities. Mr. Garnham was the Associate Director of FMCG Field Marketing Ltd., a field marketing company, from February 1992 to August 1993.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of the Record Date regarding the ownership of Common Stock of the Company by (i) each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table contained herein and (iv) all directors and executive officers of the Company as a group. Each stockholder listed below has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. All persons listed below have an address c/o the Company's principal executive offices in New York.



    Name and Address of                                                 Amount and Nature of
     Beneficial Owner              Position with the Company            Beneficial Ownership           % of Class
----------------------------    ---------------------------------    ----------------------------    ----------------
Steven Girgenti                 Chairman of the Board and                    2,210,509 (1)               29.7%
                                  Chief Executive Officer

William Leslie Milton           Vice Chairman of the Board                   1,305,568 (2)               17.5%
                                  and President

William Butler                  Executive Vice President--                     495,904 (3)                6.7%
                                  Global Communications
                                  Services of GH

Herbert Ehrenthal               Executive Vice President--                     239,086 (4)                3.2%
                                   U.S. Communications
                                   Services of GH

Michael Garnham                 Managing Director--U.K.                        201,531 (5)                2.7%
                                   Contract Sales Services

Francis Hughes                  Chief Creative Officer of GH                   183,334 (6)                2.5%
                                  and Director

Peter Knight                    Director                                        10,000 (7)                 *

Colin Lloyd                     Director                                        15,000 (8)                 *

Jonah Shacknai                  Director                                        10,000 (9)                 *

Alex Spizz                      Director                                        20,000 (10)                *


All directors and executive officers as a group                              4,717,183 (11)              62.3%
(11 persons)


---------------------

*  Less than one percent (1%).

(1) Includes 14,584 shares of Common Stock issuable pursuant to presently exercisable stock options.
(2) Includes 14,584 shares of Common Stock issuable pursuant to presently exercisable stock options.
(3) Includes 10,834 shares of Common Stock issuable pursuant to presently exercisable stock options.
(4) Includes 10,834 shares of Common Stock issuable pursuant to presently exercisable stock options.
(5) Includes 6,800 shares of Common Stock issuable pursuant to presently exercisable stock options.
(6) Includes 10,834 shares of Common Stock issuable pursuant to presently exercisable stock options.
(7) Includes 10,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
(8) Includes 10,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
(9) Includes 10,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
(10) Includes 10,000 shares of Common Stock issuable pursuant to presently exercisable stock options.
(11) Includes 123,054 shares of Common Stock issuable pursuant to presently exercisable stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, all Section 16(a) requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                            EXECUTIVE COMPENSATION

         The following table summarizes compensation paid or accrued by the Company for services rendered to the Company, in all capacities, for the past three fiscal years by its Chief Executive Officer (the "CEO") and its four other most highly compensated executive officers other than the CEO, in each case whose total salary and bonus exceeded $100,000 for such fiscal years.



                                              Summary Compensation Table                      Long-Term
                                                                                             Compensation
                                                                                          -------------------
                                                  Annual Compensation                           Awards
                                --------------------------------------------------------  -------------------
                                                                                               Securities
                                  Fiscal                                   Other Annual        Underlying           All Other
 Name and Principal Position       Year        Salary          Bonus       Compensation       Options/SAR's       Compensation
-------------------------------  --------- ---------------   -----------  ----------------  ------------------  ------------------

Steven Girgenti...............     1998    $375,000         $106,250            --(1)           25,000(2)      $     6,400(3)
     Chairman of the Board &       1997      47,811(4)          --         $417,130(5)           25,000(6)        2,628,109(7)(8)
     Chief Executive Officer       1996        --                --         337,000(5)              --              981,500(7)

William Leslie Milton.........     1998    $331,500(9)      $ 90,500(9)    $ 44,685(9)(10)       25,000(2)              --
     Vice Chairman of the          1997     103,307(9)(11)      --           33,855(9)(10)       25,000(6)      $   131,186(9)(12)
     Board & President             1996      98,280(9)(11)      --           32,340(9)(10)          --                  --

William Butler................     1998    $300,000         $ 80,000             --(1)           10,000(2)      $     6,400(3)
     Executive Vice President-     1997      37,853(4)           --        $273,541(5)           25,000(6)          576,366(7)(8)
     Global Communications         1996        --                --         275,000(5)              --              222,622(7)
     Services of GH

Herbert Ehrenthal.............     1998    $300,000         $ 80,000             --(1)           10,000(2)      $     6,400(3)
     Executive Vice President-     1997      37,753(4)           --        $280,573(5)           25,000(6)          764,897(7)(8)
     US Communications             1996        --                --         275,000(5)              --              231,211(7)
     Services of GH

Michael Garnham...............     1998    $175,695(9)      $188,166(9)          --(1)              --                   --
     Managing Director-UK          1997     112,886(9)       281,685(9)          --(1)           20,000(6)      $    47,232(9)(14)
     Contract Sales Services       1996      92,301(9)           --        $ 12,132(9)(13)          --               36,691(9)(14)



---------------

 (1) Does not include the value of perquisites and other personal benefits because the total amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for such year.

 (2) Reflects options to purchase shares of Common Stock granted to such persons under the Company's 1997 Plan in 1998 at an average exercise price of $15.60 per share for Mr. Girgenti, and at an exercise price of $15.00 per share for each of Messrs. Milton, Butler and Ehrenthal. Such options vest at a rate of 25% on 02/26/99, an additional 25% on 02/26/00 and the remaining 50% on 02/26/01.

                                             (Footnotes continued on next page)

 (Footnotes continued from previous page)

 (3) Represents the Company's contributions to the Healthworld and the U.S. Subsidiaries Profit Sharing/401(k) Retirement Plan (the "Retirement Plan").

 (4)  Compensation paid by certain of the companies comprising GHB&M.

 (5) Represents consulting fees paid prior to the effective time of the Company's Registration Statement relating to the initial public offering of its Common Stock consummated on November 21, 1997 (the "Effective Time") by certain of the companies comprising GHB&M to certain companies wholly-owned by each respective executive officer.

 (6) Reflects options to purchase shares of Common Stock granted to such persons under the Company's 1997 Plan in 1997 at an exercise price of $9.90 per share for Mr. Girgenti, and at an exercise price of $9.00 per share for each of Messrs. Milton, Butler, Ehrenthal and Garnham. Such options vest at a rate of 33% per year on November 21 of 1998, 1999 and 2000, respectively, for Messrs. Milton, Butler and Ehrenthal and at a rate of 34% on November 21, 1998 and the remaining 66% on November 21, 2000 for Mr. Garnham.

 (7) Includes distributions made to such individuals by certain of the companies comprising GHB&M. A portion of such distributions were made to cover each individual's 1995, 1996 and estimated 1997 tax liabilities associated with the election of the companies comprising GHB&M to be treated as "S" Corporations prior to the Effective Time (other then Syberactive, Inc., which was treated as a "C" Corporation) during such periods. Pursuant to such election, income or loss of each of such companies was allocated to its stockholders by inclusion in their respective individual income tax returns. As a result of the consummation of the Consolidation, the status of each of the companies comprising GHB&M as S Corporations terminated and each of the companies comprising GHB&M became subject to Federal and state income taxes at applicable corporate rates. Immediately prior to the consummation of the Consolidation, GHB&M made distributions to its stockholders (Messrs. Girgenti, Butler, Ehrenthal and Hughes) of $3.7 million in the aggregate from existing cash balances for the payment by such stockholders of taxes due on GHB&M's estimated 1997 S corporation earnings through the date of the Consolidation.

 (8) Includes the Company's contributions to the Company's Retirement Plan. For fiscal 1997, such contributions were as follows: Mr. Girgenti--$1,220; Mr. Butler--$1,067 and Mr. Ehrenthal--$1,067.

 (9) Calculated using the 1996, 1997 and 1998 average exchange rates between the U.S. Dollar and the British Pound Sterling of $1.56 = (pound)1.00, $1.64 = (pound)1.00 and $1.66 = (pound)1.00, respectively.

 (10) For 1996, 1997 and 1998, includes (i) a contribution by Milton Marketing Limited to Mr. Milton's pension plan of $15,600, $16,398 and $16,575, respectively, and (ii) an aggregate of $10,952, $14,776 and $18,022, respectively, for automobile expenses.

 (11) Compensation paid by Milton Marketing Limited.

 (12) Represents dividend distributions made by Milton Marketing Limited to Mr. Milton in connection with dividends declared prior to the consummation of the Consolidation.

 (13) Includes automobile and travel expenses of $10,561.

 (14) Reflects dividend distribution made by Headcount Field Marketing Limited to Mr. Garnham prior to the Consolidation.

                                         Option Grants in Last Fiscal Year

         The following table sets forth information for each of the persons named in the Summary Compensation Table with respect to the stock options granted to such executive officers during the fiscal year ended December 31, 1998 pursuant to the Company's 1997 Plan.



                                                     Individual Grants
                              ----------------------------------------------------------------
                                              Percentage of                                       Potential Realized Value
                                              Total Options                                      at Assumed Annual Rates of
                                             Granted to the                                       Stock Price Appreciation
                               Options        Employees in        Exercise        Expiration             for Option
          Name                Granted #        Fiscal Year      Price ($/sh)         Date                 Term (1)
--------------------------   ------------    ----------------   --------------   -------------   ----------------------------
                                                                                                      5% $          10% $
                                                                                                  -----------    -----------

Steven Girgenti                 15,002             2.8%            $15.00          02/26/03         $141,520       $358,640
                                 9,998             1.9              16.50          02/26/03           26,437         76,561

William Leslie Milton           25,000             4.7              15.00          02/26/05          152,663        355,769

William Butler                  10,000             1.9              15.00          02/26/08           94,334        239,061

Herbert Ehrenthal               10,000             1.9              15.00          02/26/08           94,334        239,061

Michael Garnham                  --                --                --               --                --            --


--------------------------

 (1) These figures were calculated assuming that the market price per share of the Common Stock increased from $15.00 per share at a compound rate of 5% and 10% per year for ten years. The purpose of including this information is to indicate the potential realizable value of stock options granted during fiscal 1998 at the assumed annual rates of stock price appreciation for the option term for the persons named in the Summary Compensation Table.

               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

         The following table sets forth information for each of the persons named in the Summary Compensation Table with respect to the aggregate stock options exercised during the year ended December 31, 1998, and stock options held as of December 31, 1998.



                                                                            Number of
                                                                            Securities             Value of
                                                                            Underlying            Unexercised
                                                                           Unexercised           In-The-Money
                                                                            Options at            Options at
                                    Shares                                   FY-End(#)            FY-End($)(1)
                                   Acquired                                 -----------           ------------
                                      on               Value              Exercisable/            Exercisable/
Name                             Exercise (#)        Realized($)          Unexercisable           Unexercisable
----                             ------------        -----------          -------------           -------------
Steven Girgenti                       0                     0             8,334 / 41,666      $  4,000  /  $  8,000
William Leslie Milton                 0                     0             8,334 / 41,666        11,501  /    22,999
William Butler                        0                     0             8,334 / 26,666        11,501  /    22,999
Herbert Ehrenthal                     0                     0             8,334 / 26,666        11,501  /    22,999
Michael Garnham                       0                     0             6,800 / 13,200         9,384  /    18,216


---------------

 (1) Based upon the closing price of the Common Stock of $10.38 on December 31, 1998, less the exercise price.

Employment Agreements

         In November 1997, the Company entered into a three-year employment agreement with each of Messrs. Girgenti, Milton, Butler and Garnham, and an eighteen month employment agreement with Mr. Ehrenthal (collectively, the "Executive Employment Agreements"), which became effective as of the Effective Time and provide that Messrs. Girgenti, Milton, Butler, Garnham and Ehrenthal (the "Executives") will serve as Chairman of the Board and Chief Executive Officer of the Company, Vice Chairman of the Board and President of the Company, Executive Vice President Global--Communications Services of GH, Managing Director--U.K. Contract Sales Services and Executive Vice President--U.S. Communications Services of GH, respectively, at an initial annual base salary of $360,000, $325,000, $300,000, $175,000, and $300,000, respectively, subject to annual review and increase at the discretion of the Board of the Company. Pursuant to such review, Mr. Girgenti's base salary was increased to $375,000 for 1998. Messrs. Girgenti's and Milton's Executive Employment Agreements provide that each of Messrs. Girgenti and Milton will serve as members of the Board of the Company. Each Executive Employment Agreement is automatically renewable after the initial term for successive one year periods unless either the Company or the Executive notifies the other at least 90 days prior to the expiration of any term of its or his desire to terminate the agreement. Each Executive Employment Agreement also contains a confidentiality provision as well as a non-competition provision which prohibits the Executive from competing with the Company during the term of the applicable agreement and for a two year period (or, in the case of Mr. Ehrenthal, for a one year period) after the expiration of such term. Under Messrs. Girgenti's or Milton's Executive Employment Agreement, in the event that the Company terminates Mr. Girgenti or Milton without "cause" (as defined in the agreement) prior to the expiration of the agreement, the Company is obligated to pay Messrs. Girgenti or Milton, as the case may be, severance in an amount equal to twice his then current base salary. Mr. Ehrenthal's employment agreement expires in May, 1999. The Company and Mr. Ehrenthal are currently negotiating the terms of a new employment agreement. There can be no assurance that such agreement will be entered into or that Mr. Ehrenthal will continue as an executive officer of the Company.

         Furthermore, the Executive Employment Agreements provide that Messrs. Girgenti, Milton, Butler, Ehrenthal and Garnham are entitled to a bonus based on achieving or exceeding certain profits and revenue performance goals set by the Company during the term of their respective employment agreement, and may be entitled to an additional bonus to be determined at the sole discretion of the Compensation Committee of the Company. Mr. Ehrenthal's agreement also provides that he will be entitled to (i) a two year consulting arrangement, at the end of his employment term (or if he is terminated without cause), for $300,000 per annum for the first year and $120,000 per annum for the second year of such consulting arrangement and (ii) an expense allowance, in addition to reimbursement of reasonable expenses by the Company, during his employment term of $30,000 per year.

         In August 1997, the Company entered into a three-year employment agreement with Stuart Diamond, which agreement was amended in September 1998 (as amended, the "Diamond Employment Agreement"), pursuant to which Mr. Diamond serves as the Company's Executive Vice President and Chief Financial Officer at an annual base salary of $175,000, subject to annual review and increase at the discretion of the Board. The Diamond Employment Agreement provides that Mr. Diamond may be entitled to annual bonuses and awards under any plans established by the Company, as determined by the Board or Compensation Committee at their sole discretion. The Diamond Employment Agreement is automatically renewable after the initial three-year term for successive one year periods unless either the Company or Mr. Diamond notifies the other at least 30 days prior to the expiration of any term of its or his desire to terminate the agreement. The Diamond Employment Agreement contains a confidentiality provision as well as a non-competition provision which prohibits Mr. Diamond from competing with the Company during the term of the agreement. Under the Diamond Employment Agreement, (i) in the event that the Company terminates Mr. Diamond without "cause" (as defined in the agreement) prior to or subsequent to the expiration of the agreement other than upon the occurrence of, or within two years following, a "change in control" (as defined in the amendment), the Company will be obligated to pay Mr. Diamond an amount equal to twelve months base salary; and (ii) in the event that Mr. Diamond terminates his employment for "good reason" (as defined in the amendment), or in the event that the Company terminates Mr. Diamond's employment, in each case within two years following a change in control, Mr. Diamond will be entitled to an amount equal to Mr. Diamond's annual cash bonus for the fiscal year prior to the year in which his employment is terminated plus eighteen months base salary, provided, however, that in the event that Mr. Diamond's employment is terminated after the one-year anniversary, but on or prior to the two year anniversary, following a change in control of the Company, Mr. Diamond shall be entitled to receive from the Company an amount equal to Mr. Diamond's annual cash bonus for the fiscal year prior to the year in which Mr. Diamond's employment is terminated plus twelve months base salary.

         In September 1995, GH entered into a three-year employment agreement, which agreement was subsequently extended through September 1999 (the "Hughes Employment Agreement"), with Francis Hughes, a member of Healthworld's Board, pursuant to which Mr. Hughes serves as the Chief Creative Officer and Secretary of GH for an annual base salary of $225,000. Under the Hughes Employment Agreement, Mr. Hughes is obligated to work a total of six out of 12 months per calendar year in accordance with a pre-approved schedule. The Hughes Employment Agreement may be extended by Mr. Hughes at his sole discretion for an additional one-year period. The Hughes Employment Agreement contains a confidentiality provision as well as a non-competition provision which prohibits Mr. Hughes from competing with the Company during the term of the agreement and for five years thereafter.

Compensation of Directors

         Each non-employee director receives an annual fee of $2,000 plus reimbursement of expenses incurred in attending meetings. Currently, under the 1997 Plan, each non-employee director automatically receives a non-qualified stock option grant for 10,000 shares of Common Stock on the date of the first meeting of the Board following the annual meeting of stockholders. In addition, a non-employee director who becomes a director on a date other than the date of any annual meeting of stockholders receives, subject to availability under the 1997 Plan, a stock option grant for 10,000 shares of Common Stock on the date he or she becomes a director. Each non-qualified grant is at an exercise price per share equal to the fair market value of the Common Stock on the date of grant, becomes fully exercisable on the first anniversary of the date of the grant, and has a term of ten years measured from the date of grant, subject to earlier termination if an optionee's service as a Board member is terminated. Options to purchase 10,000 shares of Common Stock at an exercise price of $15.00 per share were granted to each of Messrs. Knight, Lloyd, Shacknai and Spizz on July 21, 1998, the date of the first meeting of the Board following the 1998 Annual Meeting of Stockholders.

         The Company has adopted, subject to stockholder approval, certain amendments to the 1997 Plan whereby, beginning in fiscal 1999, each non-employee director will automatically receive a non-qualified option grant for 20,000 shares of Common Stock on the date of each annual meeting of stockholders of the Company. In addition, a non-employee director who becomes a director on a date other than the date of any annual meeting of stockholders will receive, subject to availability under the 1997 Plan, a stock option grant for 20,000 shares of Common Stock on the date he or she becomes a director. Each such grant will be at an exercise price per share equal to the fair market value of the Common Stock on the date of the grant, will become fully exercisable on the date of the grant and will have a term of ten years measured from the date of the grant, subject to earlier termination if an optionee's service as a Board member is terminated. In the event that the stockholders do not approve such amendments which are further described in Proposal 2(b) set forth in this Proxy Statement, non-employee directors will continue to receive stock option grants pursuant to the 1997 Plan as currently in effect, as described in the preceding paragraph. See "Proposal 2 -- Approval of Amendments to the 1997 Plan."

Compensation Committee Interlocks and Insider Participation

         For the year ended December 31, 1998, the members of the Compensation Committee of the Board were Peter Knight, Colin Lloyd and Jonah Shacknai. During the 1998 fiscal year, no executive officer of the Company served as a director of or member of a compensation committee of any entity for which any of the persons serving on the Board of the Company or on the Compensation Committee of the Board is an executive officer.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board is composed of three non-employee directors and has general oversight, review and approval responsibilities with respect to the compensation of the Company's executive officers. In addition, the Compensation Committee administers the 1997 Plan and determines the terms of options to be granted under the 1997 Plan, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. The Compensation Committee makes its compensation determinations based upon its own analysis of information it compiles and the business experience of its members. The Chief Executive Officer and the President of the Company have oversight, review and approval responsibilities with respect to the compensation awarded to Mr. Garnham, Managing Director of U.K. Contract Sales.

      The Company's executive compensation program is designed to attract and retain qualified executives with competitive levels of compensation that are related to performance goals and which recognize individual initiative and accomplishments. The principal components of the Company's executive compensation program are fixed compensation in the form of base salary, variable compensation in the form of annual cash bonuses and stock options. The Company has entered into employment agreements with each of its executive officers. For a description of such employment agreements, see "Executive Compensation--Employment Agreements."

      The Company is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the deductibility of certain compensation payments to its executive officers. The Company does not have a policy requiring the Compensation Committee to qualify all compensation for deductibility under this provision. The Compensation Committee, however, considers the net cost to the Company in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs.

      Base Salary. The minimum base salaries of each of Messrs. Girgenti, Milton, Butler, Diamond, Ehrenthal and Hughes are based upon employment agreements between the Company (or one of its subsidiaries in certain cases) and each of such executive officers. Under such employment agreements, the Compensation Committee may, at its discretion, decide to increase the base salary of an executive officer beyond what is required by such executive officer's employment agreement. Any discretionary increases in base salary are based on an annual evaluation by the Compensation Committee of the performance of the Company and each executive officer, and take into account any new responsibilities of the executive, his experience and years of service with the Company, and a comparison of base salaries for comparable positions at other marketing and communications companies. During 1998, each of the Company's executive officers (other than Mr. Girgenti, as discussed below) was paid his minimum base salary as set forth in his respective employment agreement

      Annual Bonus. The Executive Employment Agreements provide that Messrs. Girgenti, Milton, Butler and Ehrenthal are entitled to a bonus based on achieving or exceeding certain profit and revenue performance goals set forth in, and for the term of, the respective employment agreements. Because the Company exceeded all of such goals during 1998, each of Messrs. Girgenti, Milton, Butler and Ehrenthal earned the maximum cash bonuses payable under the Executive Employment Agreements with respect to 1998. Each of such executive officers agreed to forego $25,000 of such bonuses in 1998. In addition, the Compensation Committee may, at its discretion, decide to award a bonus to any executive officer beyond that required by such executive officer's employment agreement. Any awards of discretionary bonuses are based on an annual evaluation by the Compensation Committee of the performance of the Company and each executive officer, and take into account any special contributions of the executive officer. The Compensation Committee did not award any discretionary bonuses for 1998, except for a discretionary bonus of $66,500 awarded to Mr. Diamond, whose employment agreement contemplates, but does not require, a discretionary bonus as part of his salary structure. As a result of the bonus structure provided in each executive officer's employment agreement, a significant portion of each executive officer's total compensation is at risk and is dependent upon the Company's overall financial performance and such executive officer's individual accomplishments.

      Stock Options. The Compensation Committee believes that the significant equity interests in the Company held by the Company's executive officers have served to link the interests of the executive officers with those of the stockholders. Under the Company's 1997 Plan, options to purchase shares of Common Stock may be granted to the executive officers of the Company. The Compensation Committee believes that the grant of stock options is, and will continue to be, an important component of the Company's executive compensation program. During 1998, each of the executive officers named in the Summary Compensation Table were granted an amount of stock options under the 1997 Plan as provided in the table set forth herein entitled "Option Grants in Last Fiscal Year." In addition, Messrs. Hughes and Diamond received options to purchase 10,000 and 125,000 shares, respectively, at average exercise prices of $15.00 and $12.15, respectively, of the Company's Common Stock in 1998. In determining the size of such grants to executive officers, the Compensation Committee reviewed various factors, including the executives' total compensation package and the performance of the Company and each executive officer. The stockholdings of an executive officer were not a factor in determining the size of such grants.

      Chief Executive Officer Compensation. Mr. Girgenti, the Company's Chairman of the Board and Chief Executive Officer, is party to an employment agreement with the Company, and Mr. Girgenti's compensation is established in accordance with such employment agreement and with the principles described above in connection with the compensation of executive officers. The Compensation Committee reviews Mr. Girgenti's performance and determines any base salary increases, additional discretionary bonuses and stock option grants considering the various factors described above with respect to executive officers. The Compensation Committee believes Mr. Girgenti's performance in 1998 was excellent, and his leadership, vision and dedication served to increase the long-term value of the Company for its stockholders.

      Mr. Girgenti's base salary was $375,000 for fiscal 1998, an increase of $15,000 over the minimum base salary set forth in Mr. Girgenti's employment agreement. Mr. Girgenti also earned a bonus of $131,250 in 1998, as required under his employment agreement, based upon the Company's exceeding certain earnings and revenues targets in 1998, of which he has agreed to forego $25,000, resulting in a bonus of $106,250 with respect to fiscal 1998. Mr. Girgenti did not receive a discretionary bonus for 1998 but did receive grants of stock options as provided in the table set forth herein entitled "Option Grants in Last Fiscal Year."

                           The Compensation Committee of the Board of Directors

                           Peter Knight
                           Colin Lloyd
                           Jonah Shacknai

                             PERFORMANCE COMPARISON

         The following graph compares from November 21, 1997 (the Effective Time and the date on which the Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) through December 31, 1998 the cumulative total stockholder return on the Common Stock with the cumulative total returns of the NASDAQ Stock Market (U.S.) Index and a peer group. The graph assumes that the value of the investment in the Common Stock and each index was $100 on November 21, 1997 and that all dividends were reinvested.

         The peer group is comprised of the following domestic and foreign advertising, marketing and communications companies: Boron Lepore & Associates Inc., Cks Group Inc., Think New Ideas Inc., Cordiant Communications Group, Omnicom Group, True North Communications, Grey Advertising Inc., Wpp Group Plc and Quintiles Transnational Corp. The return of each company in the peer group has been weighted according to its respective stock market capitalization. Data for the graph were provided by Research Data Group, Inc.


                                     [Graph]


                               RELATED TRANSACTONS

         The law firm of Todtman, Nachamie, Spizz & Johns, P.C. ("Todtman"), New York, New York, of which Alex Spizz, a director of the Company, is a member, has acted as counsel to the Company, GHB&M and Healthworld B.V. in connection with various matters since April 1986. Legal fees paid to Todtman in fiscal 1998 for services rendered to the Company did not exceed 5% of Todtman's total revenues in fiscal 1998.

              PROPOSAL 2 -- APPROVAL OF AMENDMENTS TO THE 1997 PLAN

Amendment

         On February 25, 1999, the Board adopted, subject to the approval of the stockholders, amendments to the 1997 Plan (a) to increase the number of shares of Common Stock available under the 1997 Plan by an aggregate of 500,000 shares of Common Stock, and (b) to increase the amount of stock options to be granted automatically to each non-employee director annually from options to purchase 10,000 shares of Common Stock to options to purchase 20,000 shares of Common Stock, to provide that such options be granted on the date of each annual meeting of stockholders of the Company instead of on the date of the first meeting of the Board immediately following the annual meeting of stockholders, and to provide that such options become exercisable on the date of grant instead of such options becoming exercisable on the first anniversary of the date of grant.

         The 1997 Plan provides for the grant of stock options and currently covers up to an aggregate of 1,410,000 shares of Common Stock. As of April 16, 1999, options to purchase 1,134,690 shares of Common Stock were outstanding under the 1997 Plan. Under the 1997 Plan as currently in effect, there are 260,115 shares of Common Stock available for future grants of stock options.

         The principal purpose of the proposed amendments to the 1997 Plan is to enable the Company to continue to attract and retain the services of directors, officers, employees and consultants for the benefit of the Company, thereby providing increased incentive for such directors, officers, key employees and consultants to render services to the Company in the future and to exert maximum effort for the success of the Company. In addition, under the 1997 Plan as currently in effect, there are only a limited number of shares of Common Stock available for future grants of stock options.

         The stockholders are required to vote on and approve each of the proposed amendments to the 1997 Plan separately. Approval of one of the proposed amendments is not required for the adoption of the other proposed amendment. However, if the stockholders do not approve the proposed amendment to increase the number of shares of Common Stock available under the 1997 Plan by an aggregate of 500,000 shares, there may not be sufficient shares available under the 1997 Plan to make annual grants to the non-employee directors of 20,000 shares on the date of the Company's annual meeting of stockholders, as contemplated by clause (b) of this Proposal 2.

         The Board believes that it is in the best interest of the Company and its stockholders to approve each of the proposed amendments to the 1997 Plan. Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required to approve each of the proposed amendments to the 1997 Plan. With respect to each proposed amendment, abstentions and broker non-votes are not counted as votes cast.

Description of the 1997 Plan

         The Board has adopted, and the stockholders have approved, the Company's 1997 Plan, which was amended with the approval of the Board and the stockholders in 1998 to increase by 700,000 the number of shares of Common Stock available for the granting of stock options. The 1997 Plan provides for the grant of (i) options that are intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Code to certain employees (including officers and directors who are employees) and (ii) options not intended to so qualify ("NQSOs") to the Company's employees, officers, directors and consultants. The total number of shares of Common Stock for which options may be granted under the 1997 Plan currently is 1,410,000. The purpose of the 1997 Plan is to induce certain employees, directors and consultants to remain in the employ or service of the Company and its subsidiaries, to attract new individuals to enter such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. Furthermore, the Board believes that the granting of stock options under the 1997 Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success.

         The 1997 Plan is administered by the Compensation Committee of the Board, which, under such plan, must be comprised of two or more non-employee directors who will determine the terms of options to be granted under such plan, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. The Compensation Committee may appoint a separate committee comprised of the Chief Executive Officer and the Chief Financial Officer of the Company (the "Administrative Committee") to act on its behalf and administer the 1997 Plan with respect to certain employees of the Company who are not officers of the Company, provided that (i) the Administrative Committee may not grant options to purchase more than an aggregate of 50,000 shares of Common Stock in any one calendar year and (ii) unless otherwise determined by the Compensation Committee, no single employee may be granted options to purchase more than 2,500 shares of Common Stock. No option granted under the 1997 Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee. The 1997 Plan provides that no person shall be granted options to purchase more than an aggregate of 200,000 shares of Common Stock during any fiscal year.

         The exercise price of all stock options granted under the 1997 Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any ISO must be not less than 110% of the fair market value on the date of grant. The term of each option granted pursuant to the 1997 Plan will be established by the Compensation Committee in its sole discretion; provided, however, that the maximum term of each ISO granted pursuant to the 1997 Plan is ten years. With respect to any ISO granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of the Company's outstanding capital stock, the maximum term is five years. Options are subject to earlier termination upon termination of employment. Except as otherwise provided by the Compensation Committee at the time of grant, options shall become exercisable ratably over three years commencing on the first anniversary of the date of grant.

         The 1997 Plan, as currently in effect, also provides for an automatic annual option grant for the non-employee directors. Each non-employee director automatically receives, subject to availability under the 1997 Plan, an option grant of 10,000 shares of Common Stock on the date of the first meeting of the Board following each annual meeting of stockholders. In addition, a non-employee director who becomes a director other than on the date of any annual meeting of stockholders receives, subject to availability under the 1997 Plan, an option grant of 10,000 shares of Common Stock on the date he or she becomes a director. Each grant has an exercise price per share equal to the market price of the Common Stock on the grant date, becomes fully exercisable on the first anniversary of the date of grant and has a term of ten years measured from the grant date, subject to earlier termination if an optionee's service as a Board member is terminated.

         As proposed to be amended, the 1997 Plan would provide that, beginning in fiscal 1999, each non-employee director would automatically receive a non-qualified option grant for 20,000 shares of Common Stock on the date of each annual meeting of stockholders of the Company. In addition, a non-employee director who becomes a director on a date other than the date of any annual meeting of stockholders would receive, subject to availability under the 1997 Plan, a stock option grant for 20,000 shares of Common Stock on the date he or she becomes a director. Each such grant would be at an exercise price per share equal to the fair market value of the Common Stock on the date of the grant, would become fully exercisable on the date of the grant and have a term of ten years measured from the date of the grant, subject to earlier termination if an optionee's service as a Board member is terminated. In the event that the stockholders do not approve such amendments, non-employee directors would continue to receive stock option grants pursuant to the 1997 Plan as currently in effect, as described in the preceding paragraph.

         In the event of a "change of control" (as defined in the 1997 Plan) of the Company, each option granted under the 1997 Plan which has not previously expired or been cancelled, shall become immediately exercisable in full.

         As defined in the 1997 Plan, a "change of control" is deemed to occur if any of the following events occurs: (a) any person (as such term is used in Section 14(d) and 14(d) of the Exchange Act) other than the Company or certain related parties becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; (b) individuals who, as of the Effective Time, constitute the Board cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Time whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the

Company) shall be, for purposes of this Agreement, considered as though such person were a member of the incumbent board; or (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger of consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities.

         On April 16, 1999, the closing price of a share of Common Stock on the NASDAQ National Market was $12.00.

         As of the Record Date, 190 persons were participating in the 1997 Plan (including the five executive officers named in the Summary Compensation Table and four non-employee directors of the Company). As of such date, Messrs. Girgenti, Milton, Butler, Ehrenthal, Garnham and Diamond had been granted options to purchase 50,000, 50,000, 35,000, 35,000, 20,000 and 150,000 shares of
Common Stock, respectively, at average exercise prices of $12.75, $12.00, $10.71, $10.71, $9.00 and $11.63, respectively. As of the record date, (i) an aggregate of 375,000 shares of Common Stock at an average exercise price of $11.43 per share had been granted under the 1997 Plan to all executive officers of the Company as a group, (ii) options to purchase 20,000 shares of Common Stock at an average exercise price of $12.00 per share were automatically granted under the 1997 Plan to each of Messrs. Knight, Lloyd, Shacknai and Spizz, and (iii) options to purchase an aggregate of 743,300 shares of Common Stock at an average exercise price of $11.55 per share were granted under the 1997 Plan to all employees as a group (other than executive officers).

United States Federal Income Tax Consequences

         The following discussion of the United States Federal income tax consequences of the granting and exercise of options under the 1997 Plan, and the sale of the Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. The following discussion applies only to a participant who is a United States person (hereafter referred to as a "United States Participant"). For purposes of this discussion, a "United States Person" means a citizen or resident alien of the United States. Non-United States persons who are participants are advised to consult their own tax advisors regarding the tax consequences (including in their country of residence) of the granting and exercise of options under the 1997 Plan, and the sale of the Common Stock acquired as a result of such exercise. In addition to being subject to the United States Federal income tax consequences described below, a United States Participant may also be subject to state, local and/or foreign income tax consequences in the jurisdiction in which he works and/or resides.

         There are no Federal income tax consequences to a United States Participant by reason of the grant of ISO's or NQSO's under the 1997 Plan. The exercise of ISO's is not a taxable event for regular Federal income tax purposes, however, such exercise may give rise to an alternative minimum tax liability. Except in the case of a disqualifying disposition (see below), the subsequent sale of shares following the exercise of an ISO will generally result in a capital gain or loss. Upon the exercise of a NQSO, a United States Participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the amount paid at the exercise price. The ordinary income in connection with the exercise of a NQSO by a United States Participant who is an employee will be subject to both wage and employment tax withholding.

         A United States Participant's tax basis in the shares acquired pursuant to the exercise of the NQSO will be the amount paid upon exercise plus the amount of ordinary income recognized by the United States Participant as a result of the exercise of the NQSO. Any gain or loss on a subsequent sale of the Common Stock will generally be either capital gain or loss.

         A disqualifying disposition occurs if the United States Participant disposes of shares of Common Stock acquired upon exercise of an ISO (other than in certain tax-free transactions) within two years from the date on which the option is granted or within one year after the transfer of shares to the United States Participant upon his exercise. At the time of disposition the United States Participant will generally recognize ordinary income equal to the excess of such shares' fair market value either on the date of exercise or the date of disposition, whichever is lower, over the United States Participant's adjusted basis in such shares, with additional gain, if any, taxed as capital gain.

         There are no Federal income tax consequences to the Company by reason of the grant of ISO's or NQSO's or the exercise of ISO's.

         Subject to the usual rules as to reasonableness of compensation, and provided that the Company complies with the applicable information reporting requirements, at the time the United States Participant recognizes ordinary income from the exercise of a NQSO, the Company will be entitled to a Federal income tax deduction in the amount of the ordinary income so recognized. To the extent the United States Participant recognizes ordinary income by reason of a disqualifying disposition of the Common Stock acquired upon the exercise of ISO's, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.

         The Company will be required to report to the Internal Revenue Service any ordinary income recognized by a United States Participant by reason of the exercise of a NQSO or a disqualifying disposition of Common Stock acquired upon exercise of an ISO, if such information is available to the Company. The Company, in the sale of NQSO's granted to employees who are United States persons, will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to such ordinary income. On the ordinary income realized on an disqualifying disposition of Common Stock acquired upon exercise of ISO, withholding of income and payroll taxes by the Company will not be required.

         The foregoing does not discuss all tax consequences that may be applicable to a United States Participant under the 1997 Plan or to the Company (including, for example, the effects under state, local and/or foreign income tax laws). Accordingly, United States Participants are urged to consult their own tax advisors concerning the tax consequences to them of their participation in the 1997 Plan.

         PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board, upon the recommendation of its Audit Committee, has selected Arthur Andersen LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the 1999 fiscal year and is submitting this matter to the stockholders for their ratification. Arthur Andersen LLP served as the Company's independent auditors in fiscal 1998. Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required for the ratification of the selection of Arthur Andersen LLP. Abstentions and broker non-votes are not counted as votes cast. If stockholders do not ratify the selection of Arthur Andersen LLP, the Board will consider other independent auditors. Representatives of the firm of Arthur Andersen LLP will be present at the Meeting to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.

                                  ANNUAL REPORT

         All stockholders of record as of April 16, 1999 are concurrently being sent a copy of the Company's Annual Report for the fiscal year ended December 31, 1998 which contains audited financial statements of the Company for the fiscal years ended December 31, 1996, 1997 and 1998.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals must be received by the Company at its principal executive office no later than December 24, 1999 in order to be considered for inclusion in proxy materials distributed in connection with the next annual meeting of stockholders.

         The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next annual meeting of stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office not later than March 9, 2000 and certain other conditions of the applicable rules for the Securities and Exchange Commission are satisfied.

                                  MISCELLANEOUS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form or otherwise act, in respect of such matters, in accordance with their best judgment.

         All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL OWNER OF COMMON STOCK ON THE RECORD DATE, AT THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO STUART DIAMOND, SECRETARY, HEALTHWORLD CORPORATION, 100 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10013.

         It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                By order of the Board of Directors

                                STUART DIAMOND
                                  Secretary

April 23, 1999

                            HEALTHWORLD CORPORATION

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Steven Girgenti and Stuart Diamond, or either of them acting singularly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of Healthworld Corporation (the "Company") held of record by the undersigned on April 16, 1999, at the Annual Meeting of Stockholders to be held at the offices of the Company, 100 Avenue of the Americas, New York, New York 10013, on June 9, 1999, at 10:30 A.M., Local Time, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the matters set forth on the reverse side of this proxy.

         This proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted (i) FOR the election of the seven named individuals as directors, (ii) FOR the approval of the proposed amendments to the Company's 1997 Stock Option Plan, as amended (the "1997 Plan") to (a) increase the number of shares of the Company's Common Stock available under the Company's 1997 Plan by an aggregate of 500,000 shares and (b) increase the amount of stock options to be granted automatically to each non-employee director annually from options to purchase 10,000 shares of Common Stock to options to purchase 20,000 shares of Common Stock, to provide that such options be granted on the date of each annual meeting of stockholders of the Company instead of on the date of the first meeting of the Board immediately following the annual meeting of stockholders and to provide that such options shall become exercisable on the date of grant instead of becoming exercisable one year from the date of grant, and (iii) FOR the ratification of the selection of Arthur Andersen LLP as independent auditors of the Company for the 1999 fiscal year. If any other business properly comes before the Annual Meeting of Stockholders, this proxy confers discretionary authority on the proxy nominees named herein to vote in their discretion on such other business.

                  (Continued and to be signed on reverse side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                            HEALTHWORLD CORPORATION

                                  June 9, 1999

            |                                                     |
            v   Please Detach and Mail in the Envelope Provided   v
--------------------------------------------------------------------------------
A /X/ Please mark your votes
      as in this example.

1.       The election of seven directors nominated by the Board of Directors:

FOR all nominees        WITHHOLD AUTHORITY       Nominees: Steven Girgenti
listed at right except  to vote for the                    William Leslie Milton
as indicated below)     nominees listed at right           Francis Hughes
                                                           Peter Knight
     /  /                     /  /                         Colin Lloyd
                                                           Jonah Shacknai
                                                           Alex Spizz

(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' names in the space provided below.)

--------------------------------------------------------------------------------

2.       The approval of proposed amendments to the Company's 1997 Plan:

         (a) To increase the number of shares of the Company's Common Stock available under the Company's 1997 Plan by an aggregate of 500,000 shares.

                  FOR  AGAINST  ABSTAIN
                  / /    / /      / /

         (b) To increase the amount of stock options to be granted automatically to each non-employee director annually from options to purchase 10,000 shares of Common Stock to options to purchase 20,000 shares of Common Stock, to provide that such options be granted on the date of each annual meeting of stockholders of the Company instead of on the date of the first meeting of the Board of Directors immediately following the annual meeting of stockholders and to provide that such options shall become exercisable on the date of grant instead of becoming exercisable one year from the date of grant.

                  FOR  AGAINST  ABSTAIN
                  / /    / /      / /

3. The ratification of the selection of Arthur Andersen LLP as independent auditors of the Company for the 1999 fiscal year.

                  FOR  AGAINST  ABSTAIN
                  / /    / /      / /

4. Upon such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 9, 1999 and the Proxy Statement, dated
April 23, 1999, prior to the signing of this proxy.

PLEASE SIGN, DATE, AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.

Signature                                     (L.S.)
         -------------------------------------
                                              (L.S.)
         -------------------------------------

                                                    Date:                 , 1999
                                                         -----------------

Important: Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.